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A-DDENDUM TO INVESTMENT ADVISORY AGREEMENT 3




	. PIMCO Funds: Multi-Manager Series
			840 Newport Center Drive, Suite 300
				Newport Beach, CA 92660

					June 30, 2000

	PIMCO Advisors L. P.
	800 Newport Center Drive
	Newport Beach, CA 92660

RE: PIMCO Mid-Cap Equity, PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO Telecom Innovation, PIMCO Electronics Innovation,
PIMCO Small-Cap Technology, PIMCO/Allianz Select World, PIMCO/Allianz
New Asia, PIMCO/PIMCO/Allianz Allianz Europe Emerging Growth and ets Funds



	confirm the agreement between the undersigned (the "Trust")and PIMCO (the "Adviser")as follows:

1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established from by the time Trustees to time. of the Up Trust to six separate of beneficial interest in the Trust are offered to investors with respect to each PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO
PIMCO Electronics Innovation, PIMCO Small-Cap Technology,
PIMCO/Allianz Select World, PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth and PIMCO/Allianz Emerging Markets Funds (together, the "New Funds")are each separate investment portfolios of the Trust. PIMCO Mid-Cap Equity Fund is also a separate series of the Trust.

2. The Trust and the Adviser have entered into an Amended and Restated Investment Advisory Agreement dated November 15, 1994, as further amended and restated as of May 5, 2ooO (the "Agreement"), and as further amended or supplemented from time to time, pursuant to which the Trust employs the Adviser to provide investment advisory and other services specified in the Agreement, and the Adviser has accepted such employment.




MHODMA. Active; 827442: 2

3. .4s. provided in paragraph 1 of the Agreement, the Trust hereby appoints the t Adviser to serve as Investment Adviser with respect to each New Fund, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Agreement, which is hereby incorporated herein by reference'.

4. As provided in paragraph 9 of the Agreement and subject to further conditions set forth therein, the Trust shall with respect to each New Fund pay the Adviser a monthly fee at the following annual rates based upon the average daily net assets of such New Fund:

	l! uld Fee

PIMCO Healthcare Innovation Fund 0.70% PIMCO Internet Innovation Fund 0.80% PIMCO Telecom Innovation Fund 0.70% PIMCO Electronics Innovation Fund 0.80% PIMCO Small-Cap Technology Fund 0.80% PIMCO/Allianz
Select World Fund 0.75% PIMCO/Allianz New Asia Fund 1.00%
PIMCO/Allianz Europe Growth Fund 0.75 % PIMCO/Allianz Emerging Markets
Fund 1.00%

5. This Addendum and the Agreement shall take effect with respect to the New Funds as of the date hereof, and shall remain in effect, unless sooner terminated as provided in the Agreement and herein, with respect to each New Fund for a period of two years following such date. This Addendum and the Agreement shall continue thereafter on an annuai basis with respect to each New Fund provided that such continuance is specifically approved at least annually (a)by vote of a majority of the Board of Trustees of the Trust, or (b)by vote of a majority of the outstanding voting shares of such New Fund, and provided continuance is also approved by vote of a majority of the Board of Trustees of the Trust who are not parties to this Addendum or the Agreement or "interested persons" (as defined in the 1940 Act)of the Trust, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.
This Addendum and the Agreement may not be materially amended with respect to a New Fund without a majority vote of the outstanding voting shares (as defined in the 1940 Act)of such New Fund.

	However, any approval of this Addendum and the Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act)of any New Fund shall be effective to continue the Addendum and the Agreement with respect to such New Fund notwithstanding
(a)that this Addendum and the Agreement have not been approved by the holders of a majority of the outstanding shares of any other New Fund or any other investment portfolio of the Trust or (b)that this Addendum and the Agreement have not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. The Agreement will terminate
	MHODMA. Acuvt; 8274420; 2 -2-


automatically with respect to the services provided by the Adviser in the event of its assignment, as that term in defined in the 1940 Act, by the Adviser.

6. Pursuant to Section 11 of the Agreement, effective August 1, 2000, the Trust shall with respect to, the Mid-Cap Equity Fund pay the Adviser a monthly fee at the annual rate of 0.60%of the average daily net assets of such Fund.

This Addendum and the Agreement may be terminated:

(a)by the Trust at any time with respect to the services provided by the Adviser, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust or by vote, of. a majority of the outstanding voting shares of the Trust or, with respect to any New Fund, by vote of a majority of the outstanding voting shares of such New Fund, on 60 days'written notice to the Adviser;

(b)by the Adviser at any time, without the payment of any penalty, upon 60 days'written notice to the Trust.

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.


ACCEPTED:

P'IMCO Advisors L. P.











MHODUA. Acnvt: 8274420: 2

Very truly yours,

PIMCO Funds: Multi-Manager Series



	By:
	Title:
















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AMENDED AND RESTATED
BYLAWS
of
PIMCO FUNDS: MULTI-MANAGER SERIES

(Amended and Restated as of June 8,200O)



ARTICLE 1
Agreement and Declaration of Trust and Principal Office

1.1 Principal Office of the Trust. A principal office of the Trust shall be located in Newport Beach, California. The Trust may have other principal offices within or without Massachusetts as the Trustees may determine or as they may authorize.

1.2 Agreement and Declaration of Trust. These Bylaws shall be subject to the Second Amended and Restated Agreement and Declaration of Trust, as amended and restated from time to time (the "Declaration of Trust"), of PIMCO Funds: Multi-Manager Series, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

	ARTICLE 2
	Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 Notice. It shall be sufficient notice to the Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.




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2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office 3 shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

	ARTICLE 3
		Officers

3.1 Enumeration: Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers including a Chairman of the Trustees, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a shareholder; and any other officer may but does not need to be a Trustee or a shareholder.
Any two or more offices may be held by the same person.

3.2 Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 Chairman; President. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive
	officer.

3.6 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and power as may be designated from time to time by the Trustees or by the President.

3.7 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or 2 Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees.
Such resigiation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust. no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4 Committees

4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present)or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

With respect to a Valuation Committee of the Trustees, 50%of more of the Committee members shall constitute a quorum for the transaction of business.

Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2, Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Valuation Committee of the Trustees to send notice by telegram, telex or telecopy or other electronic means (including by telephone voice-message or e-mail)at least fifteen minutes before the meeting.

		ARTICLE 5
			Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.








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ARTICLE 6 Fiscal Year

6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, the subsequknt fiscal years shall end on such date in subsequent years.

	ARTICLE 7
		Seal

7.1 General. The seal of the Trust shall consist of a flat faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

	ARTICLE 8
	Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.

		ARTICLE 9
	Issuance of Share Certificates

9.1 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.


9.3 Issuance of New Certificates to Pledgee. A pledgee of shares transferred as T collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.
	.

9.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and. cancellation shall not effect the ownership of shares in the Trust.

ARTICLE 10
Provisions Relating to the Conduct of the Trust's Business

10.1 Determination of Net Asset Value Per Share. The net asset value per share of each class and each series of shares of the Trust shall be determined in accordance with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act")and any related procedures adopted by the Trustees from time to time.

ARTICLE 11
Shareholders'Voting Powers and Meetings

11.1 Voting Powers. The Shareholders shall have power to vote only
(i)for the election of Trustees as provided in Article IV, Section
1 of the Declaration of Trust, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii)with respect to any Manager or subadviser as provided in Article IV, Section 6 of the Declaration of Trust to the extent required by the 1940 Act, (iii)with respect to any termination of this Trust to the extent and as provided in Article
IX, Section 4 of the Declaration of Trust, (iv)with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust, (v)to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi)with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote shall be voted by individual series, except (i)when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series and
(ii)when the Trustees have determined that the matter affects only the interests of one or more series, then only Shareholders of such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed
'by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written


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notice to the contrary from any one of them. The placing of a
Shareholder's name on a proxy f pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until
Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by shareholders.

11.2 Voting Pow&and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section I of the Declaration of Trust and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. A meeting for the purpose of considering the removal of a person serving as Trustee shall be called by the Trustees if requested in writing to do so by the holders
(which for purposes of this provision and only this provision shall be the persons having a voting interest in the shares of the Trust)of not less than 10%of the outstanding shares of the Trust.

11.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent of the Shares entitled to vote shall constitute a quorum for the transaction of business at a Shareholders'meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any series shall vote as a series, then thirty percent (unless a larger quorum is required as specified above)of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders'meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any series shall vote as a series, then a plurality of the quorum of Shares of that series necessary for the transaction of business by that series at a Shareholders'meeting shall decide that matter insofar as that series is concerned.






6


11.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws)consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

11.5 Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have the right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purpose close the register or transfer books for all or any part of such period.

11.6 Proxy Instructions Transmitted'by Telephonic or
Electronic Means. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

11.7 Derivative Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series of shares of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or series would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand.
The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle)such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or a series shall be subject to the right of the Shareholders under Article 11, Section 11.1 of these Bylaws to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.







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ARTICLE 12
Indemnification

12.1 Rebuttable Presumption that Legal Fees may be Advanced.
For purposes of the determination or opini'on referred to in clause (c)of the final sentence of Article VIII, Section 1 of the Declaration of Trust, the majority of disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall afford the Covered Person (as defined in said Article VIII, Section 1)a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

	ARTICLE 13
	Amendment to the Bylaws

13.1 General. These Bylaws may be amended or repealed, in whole or part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.
































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